Form 8-K - CURRENT REPORT

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) December 27, 2000

                        INVESTORS FIRST-STAGED EQUITY, L.P.
               (Exact name of registrant as specified in its charter)


            Delaware                  0-14470                 36-3310965
      (State or other jurisdiction  (Commission            (I.R.S. Employer
            incorporation)          File Number)        Identification Number)


                                55 Beattie Place

                              Post Office Box 1089

                        Greenville, South Carolina 29602

                      (Address of principal executive offices)


                         (Registrant's telephone number)

                                 (864) 239-1000

                                       N/A

           (Former name or former address, if changed since last report)






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Item 2.    Acquisition or Disposition of Assets.

The Registrant sold one of its investment properties, Richardson Highlands Apartments, located in Sausalito, California on December 27, 2000. Richardson Highlands Apartments was sold to Archstone Communities Trust, an unrelated party, for $34,325,000.

The General Partner is currently evaluating the cash requirements of the Partnership to determine what portion of the net proceeds, if any, would be available to distribute to the partners in the near future.

Item 7.     Financial Statements and Exhibits

(b)   Pro forma financial information.

The  required  pro  forma  financial   information   will  be  provided  in  the
Registrant's annual report on Form 10-KSB for the year ended December 31, 2000.

(c)   Exhibits

10.7        Purchase and Sale Agreement   between   Registrant   and   Archstone
            Communities Trust effective December 27, 2000.

10.8        Amendments to Purchase and Sale agreement.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 INVESTORS FIRST-STAGED EQUITY L.P.

                                By: Maeril, Inc.
                                    Its General Partner

                                By: /s/Patrick J. Foye
                                    Patrick J. Foye
                                    Executive Vice President

                              Date: January , 2000

                                                                    EXHIBIT 10.7

                           PURCHASE AND SALE AGREEMENT

                         Richardson Highlands Apartments

                       Marin City/Sausalito, California

                       ARTICLE 1: PROPERTY/PURCHASE PRICE

      1.1   Certain Basic Terms.

(a) Seller and Notice Address:               With a copy to:
VMS Apartment Portfolio Associates, II       Loeb & Loeb, LLP
Attn:  Harry Alcock                          Attn:  Martha Bringas, Esq. And
2000 South Colorado Boulevard                         Karen N. Higgins, Esq.
Tower Two, Suite 2-1000                      1000 Wilshire Blvd., Suite 1800
Denver, Colorado  80222                      Los Angeles, California  90017
Telephone:                                   Telephone: 213/688-3400
Facsimile:  303/692-0786                     Facsimile:  213/688-3460

And

AIMCO

Attn:  Mark Reoch
2000 South Colorado Boulevard
Tower Two, Suite 2-1000
Denver, Colorado  80222
Telephone:
Facsimile:  303/692-0786


(b) Purchaser and Notice Address:            With a copy to:
Archstone Communities Trust                  Mayer, Brown & Platt
Attn:  Andrew Cantor                         Attn:  Nancy Nieto, Esq.
7670 S. Chester Street, Suite 100            141 East Palace Avenue
Englewood, Colorado  80112                   Santa Fe, New Mexico  87501
Telephone:  303/708-5998                     Telephone:  505/820-8187
Facsimile:  303/858-0394                     Facsimile:  505/820-7334
                                             E-mail:  nnieto@mayerbrown.com
Archstone Communities Trust
Attn:  Mark Peppercorn
22320 Foothill Blvd., Suite 220
Hayward, California  94541
Telephone:  510/583-2107
Facsimile:  510/728-7111

                                             (d) Escrow Agent:
(c) Title Company:                           Chicago Title Insurance Company
Chicago Title Insurance Company              Attn: Terri Gervasi
Attn:  Frank Jansen                          700 South Flower Street, Suite 920
700 South Flower Street, Suite 920           Los Angeles, California  90017
Los Angeles, California  90017               Telephone:  213/488-4300
Telephone:  213/488-4300                     Facsimile:  213/891-0834
Facsimile:  213/891-0834


     (d) Date of this Agreement: The latest date of execution by the Seller and the Purchaser, as shown on the signature page hereto.

     (e)  Purchase Price: $34,325,000.

     (f) Earnest Money: $340,000, and any additional deposits of Earnest Money required herein, plus interest thereon.

     (g) Due Diligence Period: For all matters other than issues raised by the Survey (as defined in Paragraph 3.1) the Due Diligence Period shall end on October 27, 2000. The Due Diligence period as to issues raised by the Survey shall end five (5) business after receipt of the Survey, but in no event later than six weeks after the Date of this Agreement.

     (h) Closing Date: Five business days after Loan Assumption Consents, as defined in Paragraph 1.4 have been obtained, but in no event later than 75 days after the Date of this Agreement (the "Outside Date").

     (i)  Broker: Marcus and Millichap, Stan Jones

      1.2 Property. Subject to the terms of this Purchase and Sale Agreement (the "Agreement"), Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (the "Property"):

      (a) The real property described in Exhibit A, together with the buildings and improvements thereon (the "Improvements"), and all appurtenances of the above-described real property, including easements or rights-of-way relating thereto, and, without warranty, all right, title, and interest, if any, of Seller in and to the land lying within any street or roadway adjoining the real property described above or any vacated or hereafter vacated street or alley adjoining said real property.

      (b) All of Seller's right, title and interest, in and to the Property described in Exhibit D and all other fixtures, furniture, equipment, and tangible personal property, if any, owned by Seller (the "Personal Property") presently located on such real property and Improvements, but excluding word processing and computing equipment and any items of personal property owned by tenants, any managing agent or others.

      (c) All of Seller's interest, as landlord, in the "Leases," being all leases of the Improvements, and all amendments thereto, and including all leases which may be made by Seller after the date hereof and before Closing as permitted by this Agreement.

      (d) All of Seller's right, title and interest, if any, in and to all of the following items, to the extent assignable and without warranty (the "Intangible Personal Property"): (i) licenses, and permits, authorizations and approvals and other entitlements relating to the operation of the Property, (ii) all books and records relating to the operation of the Property; (iii) all "as-built" plans and specifications in Seller's possession; (iii) the right to use the name "Richardson Highlands" in connection with the Property, but specifically excluding the right to use any trademarks, logos, trade colors, service marks and trade names of Seller, (iv) if still in effect, guaranties and warranties received by Seller from any contractor, manufacturer or other person in connection with the construction or operation of the Property; and (iv) any other materials regarding the operation, maintenance and/or leasing of the Property.

      (e) All of Seller's right, title and interest, if any, in and to all of the following items, to the extent assignable and without warranty: all Service Contracts, as defined in Paragraph 2.1(d), and termite bonds relating to the Property, but only to the extent that Purchaser agrees to assume such obligations in accordance with the provisions of this Agreement.

      1.3 Earnest Money. The Earnest Money, in immediately available federal funds, evidencing Purchaser's good faith to perform Purchaser's obligations under this Agreement, shall be deposited by Purchaser with the Escrow Agent not later than the third business day after the full execution of this Agreement. In the event that Purchaser fails to timely deposit the Earnest Money with the Escrow Agent, this Agreement shall be of no force and effect. The Earnest Money shall be applied to the Purchase Price at Closing (as defined in Paragraph 5.1). If this Agreement terminates pursuant to any express right of Purchaser to terminate this Agreement, the Earnest Money shall be refunded to Purchaser immediately upon request, and all further rights and obligations of the parties under this Agreement shall terminate. The Earnest Money shall be held and disbursed by the Escrow Agent pursuant to Article 9 of this Agreement. If Purchaser does not terminate this Agreement pursuant to Paragraph 2.5, Purchaser shall deposit additional Earnest Money with the Escrow Agent in the amount of $200,000 within two business days after the expiration of the Due Diligence Period.

      1.4 Loan Assumption Contingency. The Property is to be conveyed without release of, and Purchaser shall assume, the lien of the existing mortgage and related security instruments and documents (collectively, the "Existing Mortgage") in favor of Lehman Brothers Holdings, Inc. d.b.a. Lehman Capital ("Lender"), which secures payment of a promissory note in favor of Lender in the original principal amount of $ 16,900,000 (the "Loan"); provided the principal balance of the Loan shall not exceed $16,506,260 which was to Seller's knowledge the principal balance of the Loan as of 9/1/2000. At Closing Seller shall receive a credit on the closing statement for all reserve amounts under the Loan Documents that are assigned to Purchaser and not released to Seller. The Seller hereby represents that prior to the date hereof, Seller has delivered or will deliver to Purchaser within 5 business days after the date of this Agreement copies of all documents and instruments in Seller's possession evidencing, securing or otherwise relating to the Loan Documents as listed on Exhibit H (collectively, the "Loan Documents"). Seller shall provide Purchaser with the name, address and telephone number of the Lender's representative and Purchaser shall within three business days thereafter contact the Lender's representative to begin the application process of the Loan assumption.

      It shall be a condition precedent to the obligations of Seller and Purchaser to close the purchase and sale of the Property that (i) all required approvals and consents to the conveyance of the Property under the Loan Documents shall have been obtained ("collectively, the "Loan Assumption Consents"); (ii) any terms and conditions imposed by Lender in connection with issuing such consents and approvals shall be reasonably satisfactory to Purchaser (a one percent assumption fee shall be deemed acceptable); (iii) Purchaser shall not be obligated to assume any personal liability other than is imposed under the Loan Documents as they currently exist and that relates to events, acts or omissions first arising on or after the Closing Date; (iv) there shall not exist any uncured default under the Loan Documents (v) the form of agreement pursuant to which Purchaser shall assume Seller's obligations as borrower under the Loan Documents from and after the Closing shall be reasonably satisfactory to Purchaser and (vi) Seller shall have no liability under the Loan Documents from and after the Closing.

            All transfer or other fees charged by Lender and any costs and expenses charged by Lender in connection with the transfer of the Property, recording costs and expenses relating to the recordation of any mortgage assignment agreement or other documentation relating to the transfer of the Property, attorneys' fees incurred by Lender, any title insurance premiums or costs for endorsements required by Lender, and any other costs and expenses relating to Purchaser's assumption of the Loan shall be paid by the Purchaser. At Closing, Purchaser shall receive a credit against the Purchaser Price equal to the principal balance and all accrued and unpaid interest and any other amount then due and payable to Lender under the Loan Documents.

            The parties shall cooperate in good faith and with reasonable diligence to secure the approval of the Lender to the conveyance of the Property to Purchaser. Purchaser shall have the right to negotiate directly with Lender concerning Lender's consent. Purchaser shall promptly provide to Lender all information it may reasonably require in order to obtain Lender's consent. If the conditions set forth in this Paragraph 1.4 have not been satisfied by the Closing Date, or extended Closing Date as the case may be, then either party may, by delivering written notice to the other party on the Closing Date or extended Closing Date, terminate this Agreement, whereupon the Earnest Money shall be returned to Purchaser and the parties will have no further obligations under this Agreement, except as expressly stated herein.

                             ARTICLE 2: INSPECTIONS

      2.1 Property Information. Seller shall make available to Purchaser within 5 days after the date of this Agreement, to the extent in Seller's possession, true, correct and complete copies of, or access to with the right to copy, the following ("Property Information"):

      (a) the standard form of apartment lease used by Seller for the Property and the right to inspect and copy the existing Leases, all of which are in the possession of the property manager for the Property;

      (b) a current rent roll of the Property, indicating rents collected, scheduled rents and concessions, delinquencies, and security deposits, pet and other deposits held (the "Rent Roll");

     (c) operating statements for the two previous fiscal years, if available, and year-to-date (the "Operating Statements");

     (d) a list of Personal Property, and a list and copies of any service or maintenance agreements relating to the Property ("Service Contracts");

     (e) copies of all permits and licenses relating to the operation of the Property;

     (f) any existing title policies and land title surveys of the Property (the "Existing Survey"); and

     (g) any structural, mechanical or environmental reports prepared for Seller or Seller's predecessors.

     (h) a list of all on-site employees engaged in the management and operation of the Property, together with information concerning compensation and benefits;

     (i) books and records relating to the maintenance, operation and leasing of the Property, to the extent that the same are located at the Property;

      (j)   copies of as-built plans of the Property; and

      (k) utility bills, property tax assessments and tax bills with respect to the Property for 1999 and 2000.

      Except as otherwise expressly provided herein, Seller makes no representations or warranties as to the accuracy or completeness of the Property Information. Seller shall have an ongoing obligation during the pendency of this Agreement to provide Purchaser with any document described above and coming into Seller's possession or produced by Seller after the initial delivery of the Property Information.

      2.2 Confidentiality. The Property Information and all other information, other than matters of public record or matters generally known to the public, furnished to, or obtained through inspection of the Property by, Purchaser, its affiliates, lenders, employees, attorneys, accountants and other professionals or agents relating to the Property, will be treated by Purchaser, its affiliates, lenders, employees and agents as confidential, and will not be disclosed to anyone other than on a need-to-know basis and to Purchaser's consultants who agree to maintain the confidentiality of such information, and any originals (as opposed to copies) will be returned to Seller by Purchaser if the Closing does not occur. The confidentiality provisions of this Paragraph 2.2 shall not apply to any disclosures made by Purchaser as required by law, by court order, or in connection with any subpoena served upon Purchaser; provided Purchaser shall provide Seller with written notice before making any such disclosure.

      2.3 Inspections in General. During the Due Diligence Period, Purchaser, its agents, and employees shall have the right to enter upon the Property for the purpose of making non-invasive inspections at Purchaser's sole risk, cost and expense. Before any such entry, Purchaser shall provide Seller with a certificate of insurance naming Seller as an additional insured and with a reputable insurer and insurance limits and coverage of not less than $1,000,000. All of such entries upon the Property shall be at reasonable times during normal business hours and after at least 24 hours prior notice to Seller or Seller's agent, and Seller or Seller's agent shall have the right to accompany Purchaser during any activities performed by Purchaser on the Property. Upon reasonable prior written notice and request from Purchaser, Seller shall notify tenants of the Property and permit Purchaser to view occupied units, subject to the rights of tenants under their leases and except to the extent specifically prohibited in such tenants' leases. At Seller's request, Purchaser shall provide Seller with a copy of the results of any tests and inspections made by Purchaser, excluding only market and economic feasibility studies. If any inspection or test disturbs the Property, Purchaser will restore the Property to the same condition as existed before the inspection or test. Purchaser shall defend, indemnify Seller and hold Seller, Seller's trustees, officers, tenants, agents, contractors and employees and the Property harmless from and against any and all losses, costs, damages, claims, or liabilities, including but not limited to, mechanic's and materialmen's liens and Seller's reasonable attorneys' fees, arising out of or in connection with Purchaser's inspection of the Property as allowed herein. The provisions of this paragraph shall survive the Closing or the earlier termination of this Agreement.

      2.4 Environmental Inspections and Release. The inspections under Paragraph
2.3 may include a non-invasive Phase I environmental inspection of the Property, but no Phase II environmental inspection or other invasive inspection or sampling of soil or materials, including without limitation construction materials, either as part of the Phase I inspection or any other inspection, shall be performed without the prior written consent of Seller, which may be withheld in its sole and absolute discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to Seller's review and approval. At Seller's request, Purchaser shall deliver to Seller copies of any Phase II or other environmental report to which Seller consents as provided above. Provided Seller has not breached the representation in Paragraph 7.1(h), Purchaser, for itself and any entity affiliated with Purchaser, waives and releases Seller and its Affiliates (hereafter defined) from and against any liability or claim related to the Property arising under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, and the Toxic Substance Control Act, all as amended, or any other cause of action based on any other state, local, or federal environmental law, rule or regulation; provided, however, that if Purchaser is named as a responsible party in any litigation brought by a party unrelated to Purchaser and Seller is not so named, then Purchaser may interplead Seller in such action. The term "Affiliate" as used in this Paragraph 2.4 means
(a) an entity that directly or indirectly controls, is controlled by or is under common control with the Seller or (b) an entity at least a majority of whose economic interest is owned by Seller; and the term "control" means the power to direct the management of such entity through voting rights, ownership or contractual obligations. The provisions of this paragraph shall survive the Closing or any earlier termination of this Agreement.

      2.5 Termination During Due Diligence Period. If Purchaser determines, in its sole discretion, before the expiration of the Due Diligence Period that the Property is unacceptable for Purchaser's purposes, Purchaser shall have the right to terminate this Agreement by giving to Seller notice of termination before the expiration of the Due Diligence Period and the Earnest Money shall be immediately refunded to Purchaser upon request. In addition, upon such a termination, Purchaser shall immediately return all original Property Information to Seller.

      2.6 Purchaser's Reliance on its Investigations. To the maximum extent permitted by applicable law and except for Seller's representations and warranties in Paragraphs 6.6 and 7.1 and any warranties of title contained in the Deed, and Bill of Sale and Assignment of Leases and Contracts (as defined in Paragraph 5.3) delivered at the Closing ("Seller's Warranties"), this sale is made and will be made without representation or warranty of any kind (whether express, implied, or, to the maximum extent permitted by applicable law, statutory) by Seller. As a material part of the consideration for this Agreement, Purchaser agrees to accept the Property on an "as is" and "where is" basis, with all faults, and without any representation or warranty, all of which Seller hereby disclaims, except for Seller's Warranties. Except for Seller's Warranties, no warranty or representation is made by Seller as to the value of the Property, fitness for any particular purpose, merchantability, design, quality, condition, operation or income, compliance with drawings or specifications, absence of defects, absence of hazardous or toxic substances, absence of faults, flooding, or compliance with laws and regulations including, without limitation, those relating to health, safety, and the environment. Purchaser acknowledges that Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic use, compliance, and legal condition of the Property and that Purchaser is not now relying, and will not later rely, upon any representations and warranties made by Seller or anyone acting or claiming to act, by, through or under or on Seller's behalf concerning the Property except Seller's Warranties. The provisions of this Paragraph 2.6 shall survive indefinitely any Closing or termination of this Agreement and shall not be merged into the Deed, or other Closing documents.

                       ARTICLE 3: TITLE AND SURVEY REVIEW

      3.1 Delivery of Title Report. Within 5 days of the date of this Agreement, Seller shall cause to be delivered to Purchaser a preliminary report or title commitment issued by the Title Company (the "Title Report"), covering the Property, together with copies of all documents referenced in the Title Report. Purchaser, at its option and expense, may obtain a survey (the "Survey") of the Property.

      3.2 Title Review and Cure. During the Due Diligence Period, Purchaser shall review title to the Property as disclosed by the Title Report and the Existing Survey. Seller shall have no obligation to cure title objections except liens of an ascertainable amount created by or through Seller (other than the Existing Mortgage which shall be assumed by Purchaser pursuant to Paragraph 1.4 ), which liens Seller shall cause to be released at the Closing. Seller further agrees to remove any exceptions or encumbrances to title which are created by Seller after the date of this Agreement without Purchaser's consent. Purchaser may terminate this Agreement and receive a refund of the Earnest Money if (a) the Survey shows an encroachment not shown on, or an adverse change in the condition of title from the condition evidenced by, the Existing Survey by notice to the Seller within five days after Purchaser's receipt of the Survey, unless Seller, within two business days of its receipt of such notice, agrees to cause such encroachments and/or material adverse changes in condition of title to be cured by Closing; or (b) the Title Company revises the Title Report after the expiration of the Due Diligence Period to add or modify exceptions in a material adverse manner, if such additions or modifications are not acceptable to Purchaser and are not removed by the Closing Date. The term "Permitted Exceptions" shall mean: the Loan Documents specific exceptions (exceptions that are not part of the promulgated title insurance form) in the Title Report that the Title Company has not agreed to insure over or remove from the Title Report as of the end of the Due Diligence Period and that Seller is not required to remove as provided above; items shown on the Existing Survey that have not been removed as of the end of the Due Diligence Period and all items shown on the Survey that Seller has not elected to cure as provided above; real estate taxes not yet due and payable; and tenants in possession as tenants only under the Leases.

      3.3 Delivery of Title Policy at Closing. As a condition to Purchaser's obligation to close, the Escrow Agent shall deliver to Purchaser at Closing an ALTA Owner's Policy of Title Insurance, with the standard exceptions 1 and 2(a)-(f) deleted (the "Title Policy") (or a marked-up Title Report providing the same coverage), issued by the Title Company as of the date and time of the recording of the Deed, in the amount of the Purchase Price, insuring Purchaser as owner of good, marketable and indefeasible fee simple title to the Property, and subject only to the Permitted Exceptions. Seller shall execute at Closing an affidavit in such form reasonably acceptable to Seller as the Title Company shall require for the issuance of the Title Policy. The Title Policy may be delivered after Closing if that is customary in the locality.

                     ARTICLE 4: OPERATIONS AND RISK OF LOSS

      4.1 Ongoing Operations. During the pendency of this Agreement, Seller shall (i) carry on its business and activities relating to the Property, including leasing of the Property, substantially in the same manner as it did before the date of this Agreement and (ii) comply with the terms of the Loan Documents and provide Purchaser with copies of any notices delivered or received in connection therewith. Notwithstanding the foregoing, Seller shall not enter into any lease or extend any existing lease without Purchaser's consent unless the lease is at rents consistent with the Rent Roll and for a term not in excess of one (1) year.

      4.2 Performance under Leases and Service Contracts. During the pendency of this Agreement, Seller will perform its obligations under the Leases and Service Contracts and other agreements that may affect the Property.

      4.3 New Contracts. During the pendency of this Agreement, Seller will not enter into any contract or extend an existing contract that will be an obligation affecting the Property subsequent to the Closing, except (a) Leases (subject to 4.1 above), and (b) contracts entered into in the ordinary course of business that are terminable without cause on 30-days' notice and without penalty or cancellation fee, without the prior written consent of the Purchaser, which shall not be unreasonably withheld or delayed.

      4.4 Termination of Service Contracts. During the Due Diligence Period, Purchaser shall notify Seller which Service Contracts Purchaser wishes to assume at Closing. Notwithstanding the foregoing, Purchaser shall assume all Service Contracts that are not terminable on 30 days or less notice or that require the payment of a termination charge (unless Purchaser agrees to pay such termination charge). Purchaser shall pay any transfer or assignment charges due in connection with its assumption of any Service Contracts. Notice of termination for all Service Contracts not assumed by Purchaser shall be given by Seller not later than the Closing Date and any charges due thereunder after the Closing Date and through the date of actual termination shall be included as a prorated expense, except as noted above.

      4.5 Damage or Condemnation. Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened before the Closing, and risk of loss to the Property due to fire, flood or any other cause before the Closing, shall remain with Seller. If before the Closing the Property or any portion thereof shall be materially damaged, or if the Property or any portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then Purchaser may terminate this Agreement by written notice to Seller given within 5 days after Seller notifies Purchaser in writing of the damage or taking, in which event the Earnest Money shall be returned to Purchaser. If the Closing Date is within the aforesaid 5-day period, then Closing shall be extended to the next business day following the end of said 5-day period. If no such election is made, and in any event if the damage is not material, this Agreement shall remain in full force and effect and the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Closing of this purchase, Seller shall assign, transfer and set over to Purchaser all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Purchaser any insurance proceeds that may thereafter be made for such damage or destruction giving Purchaser a credit at Closing for any deductible under such policies. For the purposes of this paragraph, the phrases "Material damage" and "Materially damaged" means damage reasonably exceeding $750,000 to repair.

      4.6 Title. Except as permitted under Paragraph 4.3, Seller shall not directly or indirectly sell, contribute, assign or create any right, title or interest whatsoever in or to the Property, or create or permit to exist thereon any lien, charge or encumbrance other than the Permitted Exceptions, or enter into any agreement to do any of the foregoing.

      4.7 No Pre-Paid Rent. Seller shall not except any rent from any tenant (or any new tenant under any new lease permitted pursuant to the terms hereof) for more than one (1) month in advance of the payment date.

      4.8 Notice of Change in Circumstances; Litigation. Seller shall promptly notify Purchaser of any change (the "Change") in any condition with respect to the Property or any portion thereof or of any event or circumstance of which Seller obtains knowledge, as such term is defined in paragraph 8.1.4 subsequent to the date hereof which makes any representation or warranty of Seller to Purchaser under this Agreement untrue or misleading in any material respect, it being expressly understood that Seller's obligation to provide information to Purchaser under this Paragraph 4.8 shall in no way relieve Seller of any liability for a breach by Seller of any of its representations or warranties under this Agreement. Notwithstanding anything to the contrary contained herein, if Seller becomes aware after the date hereof of any Changes that make any representation or warranty set forth in this Agreement (which was true, correct and complete as of the date hereof) untrue, incorrect or incomplete, to the extent that such Changes are not a result of Seller's breach of this Agreement, such Changes shall not constitute a default by Seller hereunder and Seller shall have no liability to Purchaser with respect thereto, but Seller shall promptly notify Purchaser of such Changes.

      4.9 No Defaults. Seller shall not default with respect to the performance of any obligation relating to the Property, including, without limitation, the payment of all amounts due and the performance of all obligations with respect to any existing indebtedness or existing leases or contracts affecting the Property.

                               ARTICLE 5: CLOSING

      5.1 Closing. The consummation of the transaction contemplated herein ("Closing") shall occur on the Closing Date at the offices of the Escrow Agent, or at the mutual election of the parties, by mail in escrow through Escrow Agent.

      5.2 Conditions to the Parties' Obligations to Close. The obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transaction contemplated hereunder is contingent upon the following:

      (a) The other party's representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date;

      (b) As of the Closing Date, the other party shall have performed its obligations hereunder and all deliveries to be made at Closing have been tendered;

     (c) the Loan assumption contingency set forth in Paragraph 1.4 shall have been satisfied;

      (d) There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against the other party that would materially and adversely affect the other party's ability to perform its obligations under this Agreement; and

      (e) There shall exist no pending or threatened action, suit or proceeding with respect to the other party before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby.

      Purchaser's obligation to close under this Agreement is subject to the following additional conditions precedent: (a) the physical condition of the Property shall be substantially the same on the Closing Date as on the date hereof, except for reasonable wear and tear and any damage resulting from a casualty addressed under Paragraph 4.5, (b) there shall have been no material adverse change in the Rent Roll or any particular line item of the Rent Roll attached hereto as Exhibit E, including without limitation the level of occupancy and number of Leases then in default, and (c) there shall be no Service Contracts or other agreements which would be binding on Purchaser after the Closing except as permitted by Paragraph 4.3. As used herein, the term "material adverse change" shall mean a downward change in excess of 5% in any particular item in the Rent Roll.

      In the event that a condition a non-defaulting party's obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date, such non-defaulting party may elect to either (i) terminate this Agreement by written notice to other party, in which event the Earnest Money shall be returned to the Purchaser, or (ii) close, notwithstanding the non-satisfaction of such condition, in which event such non-defaulting party shall be deemed to have waived any such condition. If such non-defaulting party elects to close, notwithstanding the nonsatisfaction of such condition, there shall be no liability on the part of the other party for breaches of representations and warranties of which the party electing to close had knowledge as of the Closing.

     5.3 Seller's Deliveries in Escrow. On or before the Closing Date, Seller shall deliver in escrow to the Escrow Agent the following:

      (a) Grant Deed. A Grant Deed (warranting title for acts by, through or under Seller) (the "Deed") in the form provided for under the California law, executed and acknowledged by Seller, conveying Seller's title to the Property, subject only to the Permitted Exceptions. Any discrepancy between the description of the Property in the deed from Seller's immediate grantor and in the Deed shall be quitclaimed by Seller.

      (b) Bill of Sale and Assignment of Leases and Contracts. A Bill of Sale and Assignment of Leases and Service Contracts in the form of Exhibit B attached hereto (the "Assignment"), executed by Seller.

     (c) State Law Disclosures. California Form 590RE and such other disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

     (d) FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller.

     (e) Termination of Management Agreement. Evidence that the Management Agreement has been terminated with respect to the Property.

      (f) Authority. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the Escrow Agent and the Title Company.

      (g) Rent Roll. An updated Rent Roll, certified as to Seller's knowledge as of a date not earlier than two business days prior to the Closing Date. However, if the Seller is unable to supply a certified rent roll that is no older than two business days old despite its commercially reasonable best efforts to do so, Purchaser will accept a certified rent roll that is up to five days old as long as the Title Company will accept such later-dated rent roll for issuance of the Title Policy.

     (h) Loan Assumption Documents. Such documents and deliveries as may be required by the Lender to effect the assumption of the Loan, executed by Seller;

     (i) Additional Documents. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

     5.4 Purchaser's Deliveries in Escrow. On or before the Closing Date, Purchaser shall deliver in escrow to the Escrow Agent the following:

      (a) Purchase Price. The Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations, deposited by Purchaser with the Escrow Agent in immediate, same-day federal funds wired for credit into the Escrow Agent's escrow account at a bank satisfactory to Seller.

     (b) Bill of Sale and Assignment of Leases and Contracts. Assignment, executed by Purchaser.

     (c) State Law Disclosures. Preliminary Change in Ownership Report and such other disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property.

     (d) Loan Assumption Documents. Such documents and deliveries as may be required by the Lender to effect the assumption of the Loan, executed by Purchaser;

     (e) Additional Documents. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

      5.5 Closing Statements. At the Closing, Seller and Purchaser shall deposit with the Escrow Agent executed closing statements consistent with this Agreement in the form required by the Escrow Agent.

     5.6 Title Policy. The Title Policy or a marked-up title commitment shall be delivered at Closing as provided in Paragraph 3.3.

     5.7 Possession. Seller shall deliver possession of the Property to Purchaser at the Closing.

      5.8 Post-Closing Deliveries. Simultaneously with the Closing, Seller shall deliver to the offices of Purchaser's property manager: the original Leases; originals of all contracts (or copies if no originals are available) and receipts for deposits; all keys, if any, used in the operation of the Property; and, if in Seller's possession or control, a copy of any "as-built" plans and specifications of the Improvements.

      5.9 Notice to Tenants. Seller and Purchaser shall deliver to each tenant immediately after the Closing a notice regarding the sale in substantially the form Exhibit C attached hereto, or such other form as may be required by applicable state law.

     5.10 Costs. Each party shall pay its portion of the following costs as indicated below:

     (a) Survey - Purchaser (b) Title Policy:

     (i) CLTA basic premium, including search and exam fees - Purchaser

     (ii) Extended ALTA coverage - Purchaser
     (iii) Endorsements - Purchaser

            (c)   Documentary, transfer, excise and similar fees - Seller
            (d)   Recording charges:
                  (i)Instruments to remove encumbrances that Seller is obligated to remove - Seller
                  (ii)  Deed - Seller.
            (e) Other - The Escrow Agent's escrow fee shall be evenly divided between the parties. Each party shall pay its own attorneys' fees. Purchaser shall pay any escrow cancellation fee or other fees due upon a termination of this Agreement. All other costs shall be borne according to local custom.

      5.11 Close of Escrow. The Escrow Agent, as agent for the Title Company, shall agree in writing with Seller and Purchaser that (1) recordation of the Deed constitutes its representation that it is holding the closing documents, closing funds and closing statement and is prepared and irrevocably committed to disburse the closing funds in accordance with the closing statements and (2) release of funds to the Seller shall irrevocably commit it to issue the Title Policy in accordance with this Agreement. Upon satisfaction or completion of the foregoing conditions and deliveries, the parties shall direct the Escrow Agent to immediately record and deliver the documents described above to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser and in accordance with escrow instructions by each party consistent with this Agreement.

                              ARTICLE 6: PRORATIONS

6.1 Prorations. The day of Closing shall belong to Purchaser and all prorations hereinafter provided to be made as of the Closing shall each be made as of the end of the day before the Closing Date. In each such proration set forth below, the portion thereof applicable to periods beginning as of Closing shall be credited or charged to Purchaser and the portion thereof applicable to periods ending as of Closing shall be credited or charged to Seller.

      (a) Taxes and Assessments. General real estate taxes and assessments imposed by governmental authority and any assessments imposed by private covenant constituting a lien or charge on the Property for the then current calendar year or other current tax period (collectively, "Taxes") not yet due and payable shall be prorated. If the Closing occurs prior to the receipt by Seller of the tax bill for the calendar year or other applicable tax period in which the Closing occurs, Purchaser and Seller shall prorate Taxes for such calendar year or other applicable tax period based upon the most recent ascertainable assessed values and tax rates.

      (b) Collected Rent. All collected rent and other collected income (and any applicable state or local tax on rent) under Leases in effect on the Closing Date shall be prorated. Seller shall be charged with any rent and other income collected by Seller before Closing but applicable to any period of time after Closing. Uncollected rent and other income shall not be prorated. Purchaser shall apply rent and other income from tenants that are collected after the Closing first to the obligations then owing to Purchaser for its period of ownership and to costs of collection, remitting the balance, if any, to Seller. Any prepaid rents for the period following the Closing Date shall be paid over by Seller to Purchaser. Purchaser will make reasonable efforts, without suit, to collect any rents applicable to the period before closing. Seller may pursue collection as to any rent not collected by Purchaser within 6 months following the Closing Date provided that Seller shall have no right to terminate any Lease or any tenant's occupancy under any Lease in connection therewith.

      (c) Utilities. Utilities, including water, sewer, electric, and gas, based upon the last reading of meters prior to the Closing shall be prorated. Seller shall endeavor to obtain meter readings on the day before the Closing Date, and if such readings are obtained, there shall be no proration of such items. Seller shall pay at Closing the bills therefor for the period to the day preceding the Closing, and Purchaser shall pay the bills therefor for the period subsequent thereto. If the utility company will not issue separate bills, Purchaser will receive a credit against the Purchase Price for Seller's portion and will pay the entire bill prior to delinquency after Closing. If Seller has paid any utilities no more than 30 days in advance in the ordinary course of business, then Purchaser shall be charged its portion of such payment at Closing.

      (d) Fees and Charges under Service Contracts. Fees and charges under such of the Service Contracts as are being assigned to and assumed by Purchaser at the Closing, on the basis of the periods to which such Service Contracts relate shall be prorated.

     (e) Loan Documents. Interest accrued through the Closing Date and not yet due and payable and any principal, interest and other amounts due and payable on the Closing Date pursuant to the Loan Documents.

      6.2 Final Adjustment After Closing. If final prorations cannot be made at Closing for any item being prorated under Paragraph 6.1, including Taxes, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available (but in no event later than one year after Closing), with final adjustment to be made as soon as reasonably possible after the Closing, to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership. Payments in connection with the final adjustment shall be due within 30 days of written notice. Seller shall have reasonable access to, and the right to inspect and audit, Purchaser's books to confirm the final prorations.

     6.3 Service Contracts. Purchaser will assume the obligations arising from and after the Closing Date under those Service Contracts that are not terminated as of the Closing Date.

      6.4 Tenant Deposits. All tenant security deposits for which Seller is accountable and as reflected on a final rent roll delivered to Purchaser (and interest thereon if required by law or contract to be earned thereon) and not theretofore applied to tenant obligations under the Leases shall be transferred or credited to Purchaser at Closing or placed in escrow if required by law. As of the Closing, Purchaser shall assume Seller's obligations related to tenant security deposits. Purchaser will indemnify, defend, and hold Seller harmless from and against all demands and claims made by tenants arising out of the transfer or disposition of any security deposits transferred to Purchaser and will reimburse Seller for any reasonable expenses (including all reasonable attorneys' fees) incurred or that may be incurred by Seller as a result of any such claims or demands by tenants. Seller will indemnify, defend and hold Purchaser harmless from and against all demands and claims made by tenants arising out of any security deposits not transferred to Purchaser and will reimburse Purchaser for any reasonable expenses (including all reasonable attorneys' fees) incurred or that may be incurred by Purchaser as a result of any such claims or demands by tenants.

     6.5 Utility Deposits. Purchaser shall be responsible for making any deposits, required with utility companies.

      6.6 Sale Commissions. Seller and Purchaser represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction other than Broker. If this transaction is closed, Seller shall pay Broker in accordance with their separate agreement. Broker is an independent contractor and is not authorized to make any agreement or representation on behalf of either party. Except as expressly set forth above, if any claim is made for broker's or finder's fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, by anyone other than Broker claiming to have acted on behalf of one of the parties hereto, such party shall defend, indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party.

                  ARTICLE 7:  REPRESENTATIONS AND WARRANTIES

     7.1 Seller's Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser that:

      (a) Organization and Authority. Seller has been duly organized and is validly existing as a California general partnership, in good standing in the State of California and is qualified to do business in the State of California. Subject to obtaining the Lender's consent to the assumption of the Loan by Purchaser and the consent of Seller's partners, Seller has the full right and authority and has obtained any and all consents required to enter into this
Agreement and to consummate or cause to be consummated the transactions contemplated hereby. No joinder of a third party is required for Seller to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed. Seller shall use commercially reasonable best efforts to obtain the consents of its general partners by October 27, 2000. If Seller has been unable to obtain the consents of its partners by the Date that is six weeks after the Date of this Agreement Purchaser may at any time thereafter, but prior to the consents being obtained, terminate this Agreement in which event the Earnest Money shall be returned to Purchaser and Seller shall reimburse Purchaser's out-of-pocket costs incurred in connection with this transaction up to a maximum reimbursement of $75,000.

      (b) Conflicts and Pending Action. There is no agreement to which Seller is a party or to Seller's knowledge binding on Seller which is in conflict with this Agreement. There is no action or proceeding pending or, to Seller's knowledge, threatened against the Property, including condemnation proceedings, or against the Seller which challenges or impairs Seller's ability to execute or perform its obligations under this Agreement.

      (c) Rent Roll and Operating Statements. To Seller's knowledge, the Rent Roll attached hereto as Exhibit E and the Operating Statements provided to Purchaser are true, correct and complete in all material respects as of the date thereof.

      (d) Service Contracts. To Seller's knowledge, the list of Service Contracts attached hereto as Exhibit F is true, correct, and complete as of the date hereof. Neither Seller nor, to Seller's knowledge, any other party is in default under any Service Contract.

      (e) Books and Records. All books, records and other information prepared by Seller or its property manager and provided to Purchaser by Seller were prepared by or for Seller in the ordinary course of its business and are the same books, records and other information used and relied upon by Seller in its operation of the Property.

      (f) Violations. To Seller's knowledge, Seller has not received written notice from any governmental entity of any violation by Seller of any law, rule or regulation affecting the Property or its use including any environmental law or regulation, nor any written notice that the Property is in violation of any applicable building or zoning code or ordinance, except for any such matters which have been previously cured by Seller.

      (g) Other Lease Representations. To Seller's knowledge, except as set forth on the Rent Roll, (i) there are no security deposits held by the landlord under any of the Leases, and there are no arrearages in rent or additional rent under any of the Leases, (ii) no tenant is entitled to any additional work during the term of its Lease, including, without limitation, the painting of the leased premises, (iii) Seller has not received from any tenant any notice to cancel, renew or extend any Lease or supply any additional services to any Tenant, (iv) Seller has not received any notice of default from any tenant, which default remains uncured as of the date of the Rent Roll, and (v) Seller has not received rent more than one month in advance.

      (h) Environmental. To Seller's knowledge and except as disclosed in the Property Information, Seller has received no notice from any governmental authority of any violation of Environmental Laws related to the Property and Seller has no knowledge of the presence or release of Hazardous Materials on or from the Property. Seller has not manufactured, introduced, released or discharged from or onto the Property any Hazardous Materials or any toxic wastes, substances or materials (including, without limitation, asbestos), and Seller has not used the Property or any part thereof for the generation, treatment, storage, handling or disposal of any Hazardous Materials, in violation of any Environmental Laws. The term "Hazardous Materials" includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), asbestos and asbestos containing materials and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

      (i) Loan Documents. To Seller's knowledge, the Loan Documents delivered to Purchaser include true, accurate and complete copies of all of the material documents and instruments in effect with respect to the Existing Mortgage. To Seller's knowledge, Seller has not received any notice that Seller is in default under the Existing Mortgage, nor, to Seller's knowledge, does any default or breach exist, nor any event or circumstance which, with the giving of notice or passage of time, or both, would constitute a default or breach by Seller under the Loan Documents.

      Representations and warranties above made to the knowledge of Seller shall not be deemed to imply any duty of inquiry. For purposes of this Agreement, the term Seller's "knowledge" shall mean and refer to only actual knowledge of the Designated Representative (as hereinafter defined) of the Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the Seller, or any affiliate of the Seller, or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representative any individual liability. The term "Designated Representative" shall refer to Jon Kunkel of Apartment Investment & Management Company ("AIMCO"), as the on-site property manager (the "Property Manager").

     7.2 Purchaser's Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:

      (a) Organization and Authority. Purchaser has been duly organized and is validly existing as a Maryland real estate investment trust, in good standing in the State of Maryland and qualified to do business in California. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. No joinder of a third party is required for Purchaser to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed .

      (b Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser's knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser's knowledge, threatened against Purchaser which challenges or impairs Purchaser's ability to execute or perform its obligations under this Agreement.

                         ARTICLE 8: DEFAULT AND DAMAGES

      8.1 Default by Purchaser. If Purchaser shall default in its obligation to close hereunder, Purchaser agrees that Seller shall have the right to have the Escrow Agent deliver the Earnest Money to Seller as liquidated damages to recompense Seller for time spent, labor and services performed, and the loss of its bargain. Purchaser and Seller agree that it would be impracticable or extremely difficult to affix damages if Purchaser so defaults and that the Earnest Money, together with the interest thereon, represents a reasonable estimate of Seller's damages. Seller agrees to accept the Earnest Money as Seller's total damages and relief hereunder if Purchaser defaults in its obligation to close hereunder, Seller waiving all other rights and remedies

      IF ALL OF THE CONDITIONS TO PURCHASER'S OBLIGATION TO PURCHASE THE PROPERTY HAVE BEEN SATISFIED OR WAIVED IN WRITING BY PURCHASER AND IF PURCHASER SHOULD FAIL TO CONSUMMATE THIS TRANSACTION FOR ANY REASON OTHER THAN SELLER'S DEFAULT, FAILURE OF A CONDITION TO PURCHASER'S OBLIGATION TO CLOSE, OR THE
EXERCISE BY PURCHASER OF AN EXPRESS RIGHT OF TERMINATION GRANTED HEREIN, SELLER'S SOLE REMEDY IN SUCH EVENT SHALL BE TO TERMINATE THIS AGREEMENT AND RECEIVE FROM THE ESCROW AGENT AND TO RETAIN THE EARNEST MONEY AS LIQUIDATED DAMAGES, SELLER WAIVING ALL OTHER RIGHTS OR REMEDIES IN THE EVENT OF SUCH DEFAULT BY PURCHASER. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY PURCHASER UNDER THIS AGREEMENT WILL BE DIFFICULT TO ASCERTAIN, AND THAT SUCH LIQUIDATED DAMAGES REPRESENT THE PARTIES' BEST AND REASONABLE ESTIMATE OF SUCH DAMAGES. SUCH RETENTION OF THE EARNEST MONEY BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTION 3275 OR SECTION 3359 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR PROVISION.

                  Seller's initials                   Purchaser's initials

      8.2 Default by Seller. If Seller defaults in its obligation to sell and convey the Property to Purchaser pursuant to this Agreement, or breaches any other representation, warranty or covenant of Seller hereunder, Purchaser's sole remedy shall be: (a) to terminate this Agreement, in which event Purchaser shall be entitled to the return by the Title Company to Purchaser of the Earnest Money and the right to reimbursement by Seller of Purchaser's actual out-of-pocket expenses, not to exceed $25,000, as evidenced by the delivery to Seller of paid receipts for such expenses, or (b) to bring a suit for specific performance provided that any suit for specific performance must be brought within 90 days of Seller's default, to the extent permitted by law, Purchaser waiving the right to bring suit at any later date; provided, however, if the remedy of specific performance is not available to Purchaser, Purchaser may terminate the Agreement, receive a refund of the Earnest Money and bring an action for its actual damages (and specifically excluding any right to seek consequential punitive or exemplary damages), not to exceed $250,000, provided that any action for actual damages must be brought within 90 days of Seller's default. For purposes of this provision, specific performance shall be considered not available to Purchaser if the Seller has acted in a manner that would preclude Purchaser from obtaining specific performance (e.g., selling the Property to a third party). Purchaser agrees not to file a lis pendens or other similar notice against the Property except in connection with, and after, the proper filing of a suit for specific performance.

                     ARTICLE 9:  EARNEST MONEY PROVISIONS

      9.1 Investment and Use of Funds. The Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Purchaser, shall not commingle the Earnest Money with any funds of the Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. If the Closing under this Agreement occurs, the Escrow Agent shall apply the Earnest Money against the Purchase Price due Seller at Closing, subject to adjustments under this Agreement.

      9.2 Contract Terminations. Upon a termination of this Agreement, either party to this Agreement (the "Terminating Party") may give written notice to the Escrow Agent and the other party (the "Non-Terminating Party") of such termination and the reason for such termination. Such request shall also constitute a request for the release of the Earnest Money to the Terminating Party. The Non-Terminating Party shall then have five business days in which to object in writing to the release of the Earnest Money to the Terminating Party. If the Non-Terminating Party provides such an objection, then the Escrow Agent shall retain the Earnest Money until it receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Earnest Money, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Earnest Money to a particular party, in which event the Earnest Money shall be delivered in accordance with such notice, instruction, order, decree or judgment.

      9.3 Interpleader. Seller and Purchaser mutually agree that in the event of any controversy regarding the Earnest Money, unless mutual written instructions are received by the Escrow Agent directing the Earnest Money's disposition, the Escrow Agent shall not take any action, but instead shall await the disposition of any proceeding relating to the Earnest Money or, at the Escrow Agent's option, the Escrow Agent may interplead all parties and deposit the Earnest Money with a court of competent jurisdiction in which event the Escrow Agent may recover all of its court costs and reasonable attorneys' fees. Seller or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Escrow Agent, as well as the reasonable attorneys' fees of the prevailing party in accordance with the other provisions of this Agreement.

      9.4 Liability of Escrow Agent. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Seller or Purchaser resulting from the Escrow Agent's mistake of law respecting the Escrow Agent's scope or nature of its duties. Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

                          ARTICLE 10:  MISCELLANEOUS

      10.1 Parties Bound. Except for an assignment pursuant to Paragraph 10.16, neither party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties. Notwithstanding the foregoing, Purchaser shall have the right, power and authority to assign all or any portion of this Agreement or its rights hereunder or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily or by operation of law, without Seller's consent, to any Affiliate of Purchaser; provided, however, that no such assignment or delegation shall relieve Purchaser of its obligations or liabilities under this Agreement. The term "Affiliate" means (a) an entity that directly or indirectly controls, is controlled by or is under common control with the Purchaser or (b) an entity at least a majority of whose economic interest is owned by Purchaser; and the term "control" means the power to direct the management of such entity through voting rights, ownership or contractual obligations.

      10.2 Confidentiality. Purchaser agrees that until the Closing, except as otherwise provided herein or required by law and except for the exercise by Purchaser of any remedy hereunder, Purchaser shall (a) keep confidential the pendency of this transaction and the documents and information supplied by Seller to Purchaser, and (b) disclose such information only to Purchaser's agents, employees, contractors, consultants, advisors, investment bankers, investors, partners or attorneys, as well as lenders (if any) and title company personnel, with a need to know in connection with Purchaser's review and consideration of the Property, provided that Purchaser shall inform all persons receiving such information from Purchaser of the confidentiality requirement and (to the extent within Purchaser's control) cause such confidence to be maintained. Disclosure of information by Purchaser shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Purchaser or its agents, employees, contractors, consultants or attorneys. Purchaser shall not record this Agreement or any memorandum of this Agreement.

      Seller agrees that until the Closing, except as otherwise provided herein or required by law, and except for the exercise by Seller of any remedy hereunder, Seller shall (a) keep confidential the pendency of this transaction with Purchaser and the identity of Purchaser and the relationship between Purchaser and the entity to which Purchaser may assign this Agreement or which Purchaser designates as the party to whom Seller shall convey any portion of the Property at the Closing, and (b) disclose such information only to Seller's agents, employees, contractors, consultants, advisors, investment bankers, investors, partners or attorneys, as well as lenders (if any) and title company personnel, with a need to know in connection with effecting the transactions contemplated by this Agreement, provided that Seller shall inform all such persons receiving such confidential information from Seller of the confidentiality requirement and (to the extent within Sellers control) cause such confidence to be maintained. Disclosure of information by Seller shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Seller or any of its agents, employees, contractors, consultants or attorneys.

      10.3 Headings. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

      10.4 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

     10.5 Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Property is located.

      10.6 Survival. Unless otherwise expressly stated in this Agreement, each of the covenants, obligations, representations, and agreements contained in this Agreement shall survive the Closing and the execution and delivery of the Deed required hereunder only for a period of 12 months immediately following the Closing Date; provided, however the indemnification provisions of Paragraph 2.3, 6.4, 6.6 and 10.16 and the provisions of Paragraph 6.2 shall survive the termination of this Agreement or the Closing, whichever occurs, and shall not be merged, until the applicable statute of limitations with respect to any claim, cause of action, suit or other action relating thereto shall have fully and finally expired. Any claim brought after Closing based upon a misrepresentation or a breach of a warranty contained in Article 7 of this Agreement shall be actionable or enforceable if and only if: (i) notice of such claim is given to the party which allegedly made such misrepresentation or breached such covenant, obligation, warranty or agreement within 12 months after the Closing Date; and
(ii) the amount of damages or losses as a result of such claim suffered or sustained by the party making such claim exceeds $25,000 in the aggregate.

      10.7 No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary or otherwise.

      10.8 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by Seller and Purchaser.

      10.9  Time.  Time is of the essence in the performance of this Agreement.

      10.10 Attorneys' Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including attorneys' fees, expended or incurred in connection therewith.

      10.11 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Paragraph 1.1. Any such notices shall be either (a) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (b) sent by facsimile, with written confirmation by overnight or first class mail, in which case notice shall be deemed delivered upon receipt of confirmation transmission of such facsimile notice, or (c) sent by personal delivery, in which case notice shall be deemed delivered upon receipt. Any notice sent by facsimile or personal delivery and delivered after 5:00 p.m. Atlanta, Georgia time shall be deemed received on the next business day. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

      10.12 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

      10.13 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. Pacific time.

      10.14 Procedure for Indemnity. The following provisions govern actions for indemnity under this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in such proceeding and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any other liability that it may have to any indemnitee. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.

      10.15 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

      10.16 Section 1031 Exchange. Either party may consummate the sale of the Property as part of a so-called like kind exchange (the "Exchange") pursuant to
Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that: (i) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to the parties' obligations under this Agreement; (ii) the exchanging party shall effect the Exchange through an assignment of its rights under this Agreement to a qualified intermediary; (iii) the non-exchanging party shall not be required to take an assignment of the purchase agreement for the replacement property or be required to acquire or hold title to any real property for purposes of consummating the Exchange; (iv) the non-exchanging party shall incur no additional liabilities, expenses or costs as a result of or in connection with the Exchange, (v) the exchanging party shall indemnify, protect, defend and hold the non-exchanging party harmless from and against any claim, demand, obligation, loss, cost, damage, liability, judgment or expense arising out of or in connection with the Exchange conducted by the exchanging party, and (vi) neither party shall be relieved from any representations, warranties, covenants, obligations or liabilities otherwise imposed under this Agreement. The non-exchanging party shall not by this agreement or acquiescence to the Exchange (1) have its rights under this Agreement affected or diminished in any manner or (2) be responsible for compliance with or be deemed to have warranted to the exchanging party that the Exchange in fact complies with Section 1031 of the Code.

      10.17 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      10.18 Lead-Based Paint Warning Statement.

            [See Exhibit G]

      10.19 Notice of Limited Liability. In accordance with the Declaration of Trust of Archstone Communities Trust, a Maryland real estate investment trust, notice is hereby given that all persons dealing with Archstone Communities Trust shall look to the assets of Archstone Communities Trust for the enforcement of any claim against Archstone Communities Trust, as none of the trustees, officers, employees and shareholders of Archstone Communities Trust assume any personal liability for obligations entered into by or on behalf of Archstone Communities Trust.

                                SIGNATURE PAGE TO

                           PURCHASE AND SALE AGREEMENT
                                 BY AND BETWEEN

                      VMS APARTMENT PORTFOLIO ASSOCIATES II

                                       AND

                           ARCHSTONE COMMUNITIES TRUST

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

                            VMS  APARTMENT   PORTFOLIO   ASSOCIATES   II,  a
                              California Partnership

                            By:   GP  Services  XIX,  Inc. a South  Carolina
                                  Corporation

                                                 By:
Date:                                            Name:
                                                 Title:


                                    ARCHSTONE COMMUNITIES TRUST



                                    By:
Date:                               Name:
                                    Title:



Escrow Agent has executed this Agreement in order to confirm that the Escrow Agent has received and shall hold the Earnest Money and the interest earned thereon, in escrow, and shall disburse the Earnest Money (which includes the interest earned thereon) pursuant to the provisions of Article 9.

                                    CHICAGO TITLE INSURANCE COMPANY


                                    By:
                                    Name:
Date:                               Title:

                                                                       EXHIBIT A

                                LEGAL DESCRIPTION

All that certain real property situate in the County of Marin, State of California, described as follows:

PARCEL ONE:

LOT 1, as shown on that certain map entitled, "Map of Richardson Highlands, Units 2A, being a resubdivision of a portion of Marin City Redevelopment Project Unit 4 - 11 Maps 46, Marin County, California", recorded February 3, 1978 in Volume 17 of Maps, at Page 26, Marin County Records.

PARCEL TWO:

AN EASEMENT for drainage and incidental purposes over the following described parcel of land:

BEGINNING at the most Northeasterly corner of Lot 100, the same as shown and delineated on that certain map entitled "Marin City Redevelopment Project Unit Four, County of Marin, California", filed in Volume 11 of Maps, at Page 46, Marin County Records; thence along the Easterly line of said Lot 100 (11 Maps
46) South 18(Degree) 21' 20" East 101.00 feet to a point on the Northerly right of way line of Buckelew Street as shown on said Map (11 Maps 46); thence along said Northerly right of way line (11 Maps 46) along a curve to the left whose center bears South 8(Degree) 29' 00" East, having a radius of 200.00 feet, through a central angle of 1(Degree) 27' 03", an arc length of 5.07 feet; thence leaving said Northerly right of way line (11 Maps 46) North 18(Degree) 21' 20" West 77.21 feet; thence North 63(Degree) 14' 55" West 29.65 feet to a point on the Northerly line of said Lot 100 (11 Maps 46); thence along said Northerly line (11 Maps 46) North 67(Degree) 16' 50" East 26.00 feet to the point of beginning.

                                                                       EXHIBIT B

              BILL OF SALE AND ASSIGNMENT OF LEASES AND CONTRACTS

      This instrument is executed and delivered as of the ____ day of _________, 200___ pursuant to that certain Purchase and Sale Agreement ("Agreement"), dated ____________, 200___, by and between _________________________, a
________________________  corporation  ("Seller"),  and  __________________,   a
_____________________ ("Purchaser"), covering the real property described in Exhibit A attached hereto ("Real Property").

     1. Sale of Personalty. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Purchaser the following (the "Personal Property"):

      (a Tangible Personalty. All of Seller's right, title and interest in and to the property described in the Agreement and attached thereto and all other fixtures, furniture, equipment, and other tangible personal property, if any, owned by Seller presently located on such property, but excluding word processing and computing equipment and any items of personal property owned by tenants, any managing agent or others.

      (b Intangible Personalty. All the right, title and interest of Seller in and to the following, to the extent assignable: (i) licenses, and permits, authorizations and approvals and other entitlements relating to the operation of the Property, (ii) all books and records relating to the operation of the Property; (iii) all "as-built" plans and specifications in Seller's possession;
(iii) the right to use the name "Richardson Highlands" in connection with the Property, but specifically excluding any trademarks, logos, trade colors, service marks and trade names of Seller, (iv) if still in effect, guaranties and warranties received by Seller from any contractor, manufacturer or other person in connection with the construction or operation of the Property; and (iv) any other materials regarding the operation, maintenance and/or leasing of the Property.

      2.   Assignment   of  Leases  and   Contracts.   For  good  and   valuable
consideration, Seller hereby assigns, transfers, sets over and conveys to Purchaser, and Purchaser hereby accepts such assignment of, the following (the "Assigned Property"):

      (a Leases. All of the landlord's right, title and interest in and to the tenant leases ("Leases") covering the Real Property, as described on the rent roll attached hereto as Exhibit C, and Purchaser hereby assumes all of the landlord's obligations under the Leases arising from and after the Closing Date (as defined in the Agreement);

     (b Service Contracts. All of the landlord's right, title and interest in and to the service contracts described in Exhibit D attached hereto (the "Service Contracts").

     3. Assumption. Purchaser hereby assumes the obligations of Seller under the Leases and Service Contracts arising from and after the Closing Date.

      4. Agreement Applies. The covenants, agreements, representations, warranties, indemnities and limitations provided in the Agreement with respect to the property conveyed hereunder (including, without limitation, the limitations of liability provided in the Agreement), are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Purchaser and Seller and their respective successors and assigns.

      5. Disclaimer. As set forth in the Agreement, which provisions are hereby incorporated by this reference as if herein set out in full, the Personal Property and Assigned Property are is conveyed by Seller and accepted by Purchaser AS IS, WHERE IS, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, EXCEPT FOR "SELLER?S WARRANTIES" (AS DEFINED IN THE PURCHASE AGREEMENT), IT BEING THE INTENTION OF SELLER AND PURCHASER EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES (EXCEPT FOR SELLER?S WARRANTIES), INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, AND ALL OTHER REPRESENTATIONS AND WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE OF THE STATE OR STATES WHERE THE REAL PROPERTY IS LOCATED.

      IN WITNESS WHEREOF, the undersigned have caused this Bill of Sale and Assignment of Leases and Contracts to be executed as of the date written above.

                                     SELLER:

                                VMS  APARTMENT   PORTFOLIO   ASSOCIATES   II,  a
                                California  Partnership

                                By: GP Services XIX, Inc. a South Carolina Corporation

                                                 By:
Date:                                            Name:
                                                 Title:




                                   PURCHASER:

                                    ARCHSTONE COMUNITITES TRUST



                                    By:
                                    Name:
                                    Title:

                                                                       EXHIBIT C

                               NOTICE TO RESIDENTS

                                    [Date]


[Project Name]
[Address]
[City/State/ZIP]

Dear Resident:

      Notice is hereby given to the tenants of ______________________ (the "Property") that __________________, the current owner of the Property, has sold the Property to ("Purchaser") effective (date of takeover). Purchaser has assumed all of the obligations of landlord under your lease accruing after the date of transfer, including any obligations with respect to your security deposit, if any, which has been transferred to Purchaser.

                                   Sincerely,

                                    By:
                                    Name:
                                    Title:

                                                                       EXHIBIT D

                                PERSONAL PROPERTY

                                     9-15-00

4     Telephones                   AT&T 962
4     Calculators                  Texas Instruments
2     Typewriters                  Brother GX-6750 & Smith Corona MC
1     Fax Machine                  Canon Faxphone B640
1     Copy Machine                 Sharp SF-7900
1     Refrigerator                 GE 4 C.F.
1     Freezer                      GE
1     Stereo                       Sony LBT-D550
1     Printer                      HP Laserjet 5
1     Monitor                      Digiview
1     Keyboard                     Microsoft
1     CPU                          Mitac
1     Buyers Access Comp.          Dell Optiplex GX100 w/Monitor & Keyboard
2     Golfcarts                    Both Yamaha, (1) four seater, (1) utility
1     Trash Cart                   Cushman UTV-MAX- non-operational
1     Pickup Truck                 1987 Nissan V6 Longbed Heavy Duty
1     Carpet Machine               Ninja
1     Powerwasher                  Titan
1     Sml. Table Saw               Sears, Robach & Co.
1     Tool Chest                   Craftsman, 16 drawer
1     Key Machine                  ILCA 025
1     Paint Sprayer                Titan 440
1     Universal Gym                Paramount FTX
1     Treadmill                    Trotter by Cybex
2     Lifecycles                   Lifecycle 7500
2     Eliptical Trainers           Precor EFX 546


** Office & Clubhouse furniture provided at no cost by Brook Furniture Rental.

                                                                       EXHIBIT E

                                    RENT ROLL

                                                                       EXHIBIT F

                                SERVICE CONTRACTS

Coinmach Laundry                       5 yr contract expires February 2004

Discovery Office Machines              1 yr contract expires March 2001

Javier Salas Landscaping               Month to Month

Poolman of Marin                       Month to Month

American Diversified Security          Month to Month

Applied Pest Control                   Month to Month

No Telephone or Television Cable Contracts exist.

                                                                       EXHIBIT G

                            LEAD-BASED PAINT WARNINGS

      EVERY PURCHASER OF ANY INTEREST IN RESIDENTIAL REAL PROPERTY ON WHICH A RESIDENTIAL DWELLING WAS BUILT PRIOR TO 1978 IS NOTIFIED THAT SUCH PROPERTY MAY PRESENT EXPOSURE TO LEAD FROM LEAD-BASED PAINT THAT MAY PLACE YOUNG CHILDREN AT RISK OF DEVELOPING LEAD POISONING. LEAD POISONING IN YOUNG CHILDREN MAY PRODUCE PERMANENT NEUROLOGICAL DAMAGE, INCLUDING LEARNING DISABILITIES, REDUCED INTELLIGENCE QUOTIENT, BEHAVIORAL PROBLEMS, AND IMPAIRED MEMORY. LEAD POISONING ALSO POSES A PARTICULAR RISK TO PREGNANT WOMEN. THE SELLER OF ANY INTEREST IN RESIDENTIAL REAL PROPERTY IS REQUIRED TO PROVIDE THE BUYER WITH ANY INFORMATION ON LEAD-BASED PAINT HAZARDS FROM RISK ASSESSMENTS OR INSPECTIONS IN THE SELLER'S POSSESSION AND NOTIFY THE BUYER OF ANY KNOWN LEAD-BASED PAINT HAZARDS. A RISK ASSESSMENT OR INSPECTION FOR POSSIBLE LEAD-BASED PAINT HAZARDS IS RECOMMENDED PRIOR TO PURCHASE. REFERENCE 42 UCS 4852d

                                                                       EXHIBIT H

                             SELLER'S LOAN DOCUMENTS

      A. Between VMS Apartment Portfolio Associates II, a California general partnership and Lehman Brothers Holdings Inc. d/b/a Lehman Capital, a division of Lehman Brothers Holdings Inc., a Delaware corporation ("Lender")
      1. Promissory Note
      2. Deed of Trust, Security Agreement, Fixture Filing and Assignments of Leases and Rents
      3. Absolute Assignment of Leases and Rents
      4. Assignment of Agreements, Permits and Contracts
      5. UCC-1 Financing Statement
      6. Repair Escrow Agreement
      7. Multifamily Replacement Reserve and Security Agreement

      B.  Between GP Services XIX, Inc., a South Carolina corporation and Lender
      1. Guaranty of Recourse Obligations of Borrower
      2. Environmental Indemnity Agreement

      C.Between Insignia Residential Group, L.P., a Delaware limited partnership and Lender

1.    Consent and Agreement of Manager

      D. Any other documents provided to by Seller to Purchaser as part of the Property Information deliveries.

EXHIBIT 10.8









                                October ___, 2000

By Facsimile (303/692-0786)
VMS Apartment Portfolio Associates II
Attn:  Harry Alcock
2000 South Colorado Boulevard

Tower Two, Suite 2-1000
Denver, Colorado  80222


          Re: First Amendment to Agreement of Purchase and Sale (the "Purchase Agreement") by and between VMS Apartment Portfolio Associates, II as Seller and Archstone Communities Trust as Purchaser,
               concerning Richardson Highlands apartments in Marin County, California

Dear Mr. Alcock:

      This letter sets forth our agreement concerning certain matters relating to the Purchase Agreement. Terms used herein and not otherwise defined shall have the respective meanings given such terms in the Purchase Agreement. Purchaser and Seller agreed to modify the Purchase Agreement as follows:

      1. Paragraph 1.3 is hereby revised to delete the requirement that Purchaser deposit additional Earnest Money with the Escrow Agent in the amount of $200,000 within two business days after the expiration of the Due Diligence Period.

     2. The reference to "5:00 p.m. Atlanta, Georgia time" in Paragraph 10.11 is hereby deleted and replaced with "5:00 p.m., California time".

      3. Exhibit D is hereby revised to delete the Buyer's Access Computer (Dell Optiplex GX100 w/Monitor and keyboard). Seller is leasing this computer from Seller's affiliate. The lease will not be assigned to Purchaser at Closing, and Seller shall remove this computer from the Property at Closing.

4. The Purchase Agreement as amended hereby shall continue in full force and effect.

      5. This letter agreement may be signed in counterparts that together will be one agreement. The parties may execute and deliver this agreement by exchanging signed facsimile copies. Please acknowledge your agreement to the foregoing by executing a copy of this letter and returning to the undersigned by facsimile.

                                          ARCHSTONE COMMUNITIES TRUST

                                       By:

                                          Name:
                                          Title:

AGREED TO AND ACCEPTED:

VMS APARTMENT PORTFOLIO ASSOCIATES II
      By:   Investors First-Staged Equity L.P.,
            a Delaware limited partnership, its managing general partner

            By:   MAERIL, Inc., a Delaware corporation,
                  its sole general partner
                  By:
                  Name:
                  Its:

                                  AMENDMENT OF

                           PURCHASE AND SALE AGREEMENT

                   (Richardson Highlands Apartments, California)


            THIS AMENDMENT OF PURCHASE AND SALE AGREEMENT ("Amendment") is entered into as of the 22st day of December, 2000 (the "Effective Date") by and between VMS Apartment Portfolio Associates, II, a California general partnership, having a principal address at 2000 South Colorado Boulevard, Tower Two, Suite 2-1000, Denver, Colorado 80222 ("Seller") and ASN RICHARDSON HIGHLANDS LLC, a Delaware limited company, having a principal address at 47 Market Center Avenue, El Paso Texas, 79912 ("Purchaser").

                                   RECITALS

A.   Seller  and  Archstone  Communities  Trust  ("Archstone")  entered  into  a
     Purchase and Sale Agreement dated as of October 5, 2000, as amended (collectively, the "Agreement"), pursuant to which Seller agreed to sell to Archstone, and Archstone agreed to buy from Seller the Property.

B. Subsequently, Archstone assigned all of its rights under the Agreement to purchase the Property to Purchaser.

C. Pursuant to a letter agreement dated October 27, 2000 between Archstone and Seller, Archstone objected to that certain Deed of Trust recorded against the Property in Marin County on September 7, 1983 as Instrument No. 83045925 (the "1983 Deed of Trust"), and required that Seller use good faith commercially reasonable efforts to delete the 1983 Deed of Trust from title by evidence reasonably satisfactory to Purchaser.

D. Seller has taken commercially reasonably efforts to delete the 1983 Deed of Trust from title, and Purchaser is also taking steps to obtain a reconveyance of the 1983 Deed of Trust. Purchaser believes that Purchaser may need to institute a quiet title action to fully release the 1983 Deed of Trust from title. Purchaser has requested an extension of the Closing Date from December 22, 2000 to December 27, 2000 in order to try to obtain said releases.

E. Seller has offered the sum of $10,000 as a credit toward the Purchase Price if on or before Closing, Purchaser has determined in good faith that it will be necessary for Purchaser to institute a quiet title action to fully release the 1983 Deed of Trust.

F. Seller has agreed to transfer all of Seller's right, title and interest to a 1987 Nissan V6 Longbed Heavy Duty Pickup Truck (the "Truck") as listed (among other things) on Exhibit D of the Agreement. As of the date of this Agreement, it is unresolved as to what entity holds title to the Truck and Seller desires (i) to give Purchaser a $5,000 credit toward the Purchase Price, and (ii) to use commercially efforts to assist Purchaser in acquiring title to the Truck after the Closing.

G. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

            NOW THEREFORE, in consideration of the foregoing recitals and the conditions and covenants thereinafter contained, and for other consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                   AGREEMENTS

1. $10,000 Credit Toward Purchase Price. If on or before the Closing, Purchaser makes a good faith determination that Purchaser will need to institute a quiet title action to fully release the 1983 Deed of Trust from title and provides Seller written notice of such determination, Seller hereby agrees that Purchaser shall receive a credit against the Purchase Price at Closing in the amount of $10,000.

2. Seller's Cooperation. Seller agrees to use commercially reasonable efforts to cooperate with Purchaser after the Closing to assist Purchaser with Purchaser's efforts to institute a quiet title action and/or obtain any necessary reconveyances required to remove the 1983 Deed of Trust; provided however, Seller's cooperation shall be at no cost to Seller and Purchaser shall reimburse Seller, upon demand, for any reasonable amounts incurred by Seller in connection therewith.

3. Extension of the Closing Date. Seller and Purchaser hereby agree that the Closing Date shall be extended to December 27, 2000.

4. $5,000 Credit Toward Purchase Price. Seller hereby agrees that Purchaser shall receive a credit against the Purchase Price at Closing in the amount of $5,000 in consideration for transferring the Truck to Purchaser without Seller conveying legal title thereto. Seller shall use commercially reasonable efforts to assist Purchaser in acquiring legal title to the Truck after the Closing; provided, however, Seller's cooperation shall be at no cost to Seller and Purchase shall reimburse Seller upon demand for any reasonable amounts incurred by Seller in connection therewith.

5. Effectiveness of Agreement. Except as modified by this Amendment, all the terms of the Agreement shall remain unchanged and in full force and effect.

6. Counterparts. This Amendment may be executed in counterparts, and all counterparts together shall be construed as one document. 7. Telecopied Signatures. A counterpart of this Amendment signed by one party to this Amendment and telecopied to the other party to this Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party's execution of this Amendment.

            IN WITNESS WHEREOF, Seller and Purchaser have entered into this Amendment as of the date first above stated.

                              "Seller"

                              VMS APARTMENT PORTFOLIO ASSOCIATES II,
                              a California general partnership

                              By:   Investors First-Staged Equity L.P.,
                                    a Delaware limited partnership,
                                    its managing general partner

                                    By:   MAERIL, Inc.,
                                          a Delaware corporation,
                                          its sole general partner


                                    By:
                                    Name:
                                    Its:


                              "Purchaser"

                              ASN RICHARDSON HIGHLANDS LLC, a Delaware limited liability company

                              By: ASN Richardson Highlands Incorporated, a Delaware corporation, its sole member



                                    By:
                                    Name:
                                    Title:

October 27, 2000



By Facsimile (303/692-0786)
VMS Apartment Portfolio Associates, II
Attn:  Harry Alcock
2000 South Colorado Boulevard

Tower Two, Suite 2-1000
Denver, Colorado 80222

Re: Amendment to Agreement of Purchase and Sale (the "Purchase Agreement") by and between VMS Apartment Portfolio Associates, II as Seller and Archstone Communities Trust as Purchaser, concerning Richardson Highlands apartments in Marin County, California

Dear Mr. Alcock:

      This letter sets forth our agreement concerning certain matters relating to the Purchase Agreement. Terms used herein and not otherwise defined shall have the respective meanings given such terms in the Purchase Agreement. Purchaser and Seller agreed to modify the Purchase Agreement as follows:

1.____The Due  Diligence  Period  expires  today,  and other than the  following listed title issues, Purchaser is satisfied with its investigation of the Property and finds the Property acceptable. Therefore, the parties agree that it shall be a condition of Purchaser's obligation to close that the Seller shall provide evidence reasonably satisfactory to Purchaser that the following items ("Objection Items") have been deleted from title or, with respect to Objection Item (e), will be satisfied and released at Closing. Further, the Objection Items shall not be Permitted Exceptions to the Deed or Title Policy.

                                 Objection Items

      A Regulatory Agreement for Multi-Family Housing Projects, dated March 1, 1978 executed by and between Richardson Highlands Apartments, a limited partnership, and Secretary of Housing and Urban Development recorded March 1, 1978 in Book 3338 of Official Records at Page 330, Marin County Records.

      A Deed of Trust to secure an indebtedness the original amount shown below:
            Amount:         $1,754,237.94
            Dated:          September 7, 1983
            Trustor:        Richardson Highlands Apartments, Ltd., a California
                            Limited Partnership

            Recorded:       September 14, 1983 as Instrument No. 83045925, Marin
                            County Records

     A Regulatory Agreement for Insured Multi-Family Housing Projects executed by and between Richardson Highlands Apartments, ltd., a California Limited Partnership, and Secretary of Housing and Urban Development recorded September 14, 1983 as Instrument No. 83 45928, Marin County Records.

      A Regulatory Agreement for Insured Multi-Family Housing Projects executed by and between VMS Apartment Portfolio Associates II, and Secretary of Housing and Urban Development, recorded September 23, 1985 as Instrument No. 85 41109, Marin County Records.

     Residual Proceeds Security Agreement dated July 1, 1993, executed by and between Investors First Staged Equity L.P., VMS Apartments Portfolio Associates, Ltd., And Federal Deposit Insurance Corporation, recorded August 3, 1994 as Instrument No. 94 59489, Marin County Records.

Seller agrees to use good faith commercially reasonable efforts to have the Objection Item removed prior to Closing. However, if Seller is unable to remove the Objection Items despite good faith efforts to do so, Seller shall not be deemed in breach of the Purchase Agreement.

The Purchase Agreement as amended hereby shall continue in full force and effect.

This letter agreement may be signed in counterparts that together will be one agreement. The parties may execute and deliver this agreement by exchanging signed facsimile copies. Please acknowledge your agreement to the foregoing by executing a copy of this letter and returning to the undersigned by facsimile.

                                          ARCHSTONE COMMUNITIES TRUST



                                          By:
                                          Name:
                                          Title:

AGREED TO AND ACCEPTED:

VMS APARTMENT PORTFOLIO ASSOCIATES II

By:   Investors First-Staged Equity L.P.,
      a Delaware limited partnership,
      its managing general partner

      By:   MAERIL, Inc., a Delaware corporation,
            its sole general partner

            By:
            Name:
            Its:

                   ASSIGNMENT OF AGREEMENT FOR PURCHASE AND SALE
                         Richardson Highlands Apartments

      THIS ASSIGNMENT OF AGREEMENT FOR PURCHASE AND SALE (the "Assignment"), is made and entered into as of the ____ day of December, 2000, between ARCHSTONE COMMUNITIES TRUST ("Assignor"), and ASN RICHARDSON HIGHLANDS LLC, a Delaware limited liability company ("Assignee").

      A. Assignor is the Buyer under that certain Purchase and Sale Agreement by and between Assignor, as Purchaser, and VMS Apartment Portfolio Associates II as Seller (the "Purchase Agreement").

      B. Pursuant to the Purchase Agreement, and subject to the terms and conditions therein set forth, Assignor has the right to acquire certain real property in Marin City, California (the "Property") as described in the Purchase Agreement.

      C. Assignor desires to assign to Assignee Assignor's interest in and to the Purchase Agreement and Assignee desires to accept such assignment and to assume all of Assignor's obligations under the Purchase Agreement.

      NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor hereby assigns all of Assignor's right, title and interest in, under and to the Purchase Agreement and Assignee hereby accepts the foregoing assignment and assumes and agrees to perform, subject to the terms and conditions set forth in the Purchase Agreement, all of the duties, obligations and liabilities of Assignor, as Purchaser under the Purchase Agreement. This Assignment shall not relieve Assign or of its obligations under the Purchase Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day and year first above written.

                                    ARCHSTONE COMMUNITIES TRUST


                                    By:
                                    Name:
                                    Title:


                                    ASN RICHARDSON HIGHLANDS LLC

                                    By:   ASN Richardson Highlands Incorporated,
                                          its managing member


                                          By:
                                          Name:
                                          Title:

December 18, 2000



By Facsimile (303/692-0786)
VMS Apartment Portfolio Associates, II
Attn:  Harry Alcock
2000 South Colorado Boulevard

Tower Two, Suite 2-1000
Denver, Colorado 80222

     Re: Closing Extension under Agreement of Purchase and Sale (the "Purchase Agreement") by and between VMS Apartment Portfolio Associates, II as Seller and Archstone Communities Trust as Purchaser, concerning Richardson Highlands Apartments in Marin County, California

Dear Mr. Alcock:

This letter sets forth our agreement concerning certain matters relating to the Purchase Agreement. Terms used herein and not otherwise defined shall have the respective meanings given such terms in the Purchase Agreement. Purchaser and Seller agreed to modify the Purchase Agreement as follows: 2. The Closing Date shall be extended to December 22, 2000. 3. The Purchase Agreement as amended hereby shall continue in full force and effect.
4. This letter agreement may be signed in counterparts that together will be one agreement. The parties may execute and deliver this agreement by exchanging signed facsimile copies. Please acknowledge your agreement to the foregoing by executing a copy of this letter and returning to the undersigned by facsimile.

ARCHSTONE COMMUNITIES TRUST


By:
Name:
Title:





AGREED TO AND ACCEPTED:

VMS APARTMENT PORTFOLIO ASSOCIATES II

By:   Investors First-Staged Equity L.P.,
      a Delaware limited partnership,
      its managing general partner

      By:   MAERIL, Inc., a Delaware corporation,
            its sole general partner

            By:
            Name:
            Its: